Exhibit 99.1

Longboard Pharmaceuticals Provides Corporate Update and

Reports Third Quarter 2021 Financial Results

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Successfully completed multiple ascending dose (MAD) portion of a Phase 1 clinical trial for LP352, a potential treatment for seizures associated with a broad range of severe epilepsies
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Initiating a Phase 1b/2a clinical trial evaluating LP352 in approximately 50 participants with developmental and epileptic encephalopathies (DEEs) in Q1 2022
•
IND-enabling preclinical studies for LP143 and LP659 ongoing
•
Continuing to strengthen key expertise and leadership

SAN DIEGO, Calif., November 4, 2021 – Longboard Pharmaceuticals, Inc. (Nasdaq: LBPH), a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases, today provided a corporate update and reported financial results for the third quarter ended September 30, 2021.

"This quarter we successfully completed the MAD portion of our Phase 1 clinical trial for our lead asset, LP352, and we look forward to initiating our first clinical trial in patients with severe and refractory epilepsies next quarter. We are collaborating with a world-class CRO and have commenced key activities for trial readiness and site activation. We continue to engage with thought leaders, advocacy groups and caregivers in order to prioritize enrollment optimization, and most importantly, the best outcome for patients living with these devastating diseases," stated Kevin R. Lind, Longboard’s President and Chief Executive Officer. "For LP143 and LP659 we look forward to sharing additional preclinical data that support the scientific rationale for our initial areas of focus as we approach IND submissions for each program in 2022."

Program Overview:

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LP352, an oral, highly selective, centrally acting 5-hydroxytryptamine 2c receptor subtype (5-HT2c) superagonist, has successfully completed the SAD/MAD portions of a Phase 1 clinical trial, informing the optimal expected dose range for the next phase of development. We plan to initiate a Phase 1b/2a clinical trial in participants with DEEs, such as Dravet syndrome, Lennox-Gastaut syndrome, tuberous sclerosis complex, CDKL5 deficiency disorder, among others, in the first quarter of 2022.
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LP143, an oral, centrally acting full agonist to the cannabinoid type 2 (CB2) receptor targeting a broad range of neurodegenerative diseases, with an initial focus in amyotrophic lateral sclerosis (ALS), is currently in Investigational New Drug (IND)-enabling studies and we anticipate submitting an IND application to the United States Food and Drug Administration (FDA) in the first quarter of 2022.

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LP659, an oral, selective, centrally acting sphingosine-1-phosphate (S1P) receptor modulator targeting a range of central nervous system neuroinflammatory diseases, is currently in IND-enabling studies and we anticipate submitting an IND application to the FDA in the second half of 2022.

Leadership Update:

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In October 2021, Steven W. Spector, J.D., joined the Company as general counsel. Most recently, Mr. Spector served as part-time general counsel for several public companies, including Longboard, Dynavax Technologies and Galecto, Inc. Prior to this, he served as general counsel of Arena Pharmaceuticals, Inc. for nearly twenty years, from October 2001 to March 2020.

Third Quarter 2021 Financial Results:

Balance Sheet Highlights

At September 30, 2021, Longboard’s cash, cash equivalents and short-term investments were approximately $112.6 million and approximately 16.9 million shares of Longboard voting and non-voting common stock were outstanding.

Operating Results

Research and development (R&D) expenses were $4.1 million for the three months ended September 30, 2021 compared to $1.6 million for the three months ended September 30, 2020. R&D expenses for the three months ended September 30, 2021 included $1.3 million in preclinical and clinical trial expenses related to LP352, $1.3 million in preclinical expenses related to advancing LP143 and LP659 and $1.3 million in personnel-related expenses. R&D expenses for the three months ended September 30, 2020 included $0.3 million in preclinical and clinical trial expenses related to LP352, $0.8 million related to preclinical expenses for LP143 and LP659 and $0.5 million in personnel-related expenses.

General and administrative (G&A) expenses were $2.3 million for the three months ended September 30, 2021 compared to $0.9 million for the three months ended September 30, 2020. G&A expenses for the three months ended September 30, 2021 included $1.0 million of personnel-related costs, $0.5 million of professional services and consulting expenses and $0.5 million of insurance expense. G&A expenses for the three months ended September 30, 2020 included $0.6 million of personnel-related costs and $0.3 million in professional services and consulting expenses.

Net loss was $6.3 million, or $0.38 per share, for the three months ended September 30, 2021 compared to $2.6 million, or $0.66 per share, for the three months ended September 30, 2020.

About Longboard Pharmaceuticals

Longboard Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases. Longboard is working to advance a portfolio of centrally acting product candidates designed to be highly selective for specific G protein-coupled receptors (GPCRs). Longboard’s small molecule product candidates are based on more than 20 years of GPCR research. Longboard is evaluating LP352, an oral, centrally acting 5-hydroxytryptamine 2c receptor superagonist, with negligible observed impact on 5-HT2b and 5-HT2a receptor subtypes, in development for the potential treatment of seizures associated with developmental and epileptic encephalopathies. Longboard is also evaluating LP143, a centrally acting, full cannabinoid type 2 receptor agonist, in development for the potential treatment of neurodegenerative diseases associated with neuroinflammation caused by microglial activation, and LP659, a centrally acting, sphingosine-1-phosphate receptor subtypes 1 and 5 modulator, in development for the potential treatment of central nervous system neuroinflammatory diseases.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. In some cases, you can identify forward-looking statements by words such as “expected”, “potential”, “plan”, “anticipate”, “focused on”, “look forward” and “build out”, and include, without limitation, statements about the following: Longboard’s clinical and preclinical product candidates and programs, including clinical trial protocols (for example, clinical trial participants, indications and treatments), timing of initiation of clinical trials, data supporting the scientific rationale for our focus, regulatory applications and their submission timing, progress, and other plans; our team; and our focus. For such statements, Longboard claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Longboard’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: Risks related to Longboard’s limited operating history, financial position and need for additional capital; Longboard will need additional managerial and financial resources to advance all of its programs, and you and others may not agree with the manner Longboard allocates its resources; risks related to the development and commercialization of Longboard’s product candidates; Longboard’s product candidates are in the early phase of a lengthy research and development process, the timing, manner and outcome of research, development and regulatory review is uncertain, and Longboard’s product candidates may not advance in research or development or be approved for marketing; enrolling participants in Longboard’s ongoing and intended clinical trials is competitive and challenging; the duration and severity of the coronavirus disease (COVID-19) outbreak, including but not limited to the impact on Longboard’s clinical trials and operations, the operations of Longboard’s suppliers, partners, collaborators, and licensees, and capital markets, which in each case remains uncertain; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Longboard or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; risks related to relying on licenses or collaborative arrangements; other risks related to Longboard’s dependence on third parties; competition; product liability or other litigation or disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to regulatory compliance; and risks relate to Longboard’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements are disclosed in Longboard’s filings with the Securities and Exchange Commission (SEC). These forward-looking statements represent Longboard’s judgment as of the time of this release. Longboard disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Megan E. Knight
Head of Investor Relations
mknight@longboardpharma.com

IR@longboardpharma.com

619.592.9775

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Financial Tables Follow

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(in thousands, except share and per share data)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$75,461	$55,316
Short-term investments	37,098	—
Prepaid expenses and other current assets	2,740	46
Total current assets	115,299	55,362
Right-of-use assets	600	—
Property and equipment	16	—
Other long-term assets	33	—
Deferred financing costs	—	876
Total assets	$115,948	$56,238
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$891	$1,213
Accrued research and development expenses	1,653	916
Accrued other expenses	231	845
Accrued compensation and related expenses	918	161
Right-of-use liabilities, current portion	328	—
Total current liabilities	4,021	3,135
Right-of-use liabilities, net of current portion	275	—
Commitments and contingencies (see Note 9)
Convertible preferred stock:
Series A convertible preferred stock $0.0001 par value; authorized shares - none and 5,600,000 at September 30, 2021 and December 31, 2020, respectively; issued and outstanding shares - none and 5,600,000 at September 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference – none and $56,000 at September 30, 2021 and December 31, 2020, respectively	—	55,795
Stockholders' equity (deficit):	—
Preferred stock, $0.0001 par value; authorized shares - 10,000,000 and none at September 30, 2021 and December 31, 2020, respectively; issued and outstanding shares - none at September 30, 2021 and December 31, 2020	—	—
Voting common stock, $0.0001 par value; authorized shares - 300,000,000 and 10,500,000 at September 30, 2021 and December 31, 2020, respectively; issued and outstanding shares - 13,237,500 and 3,840,540 at September 30, 2021 and December 31, 2020, respectively, both excluding 348,450 shares subject to repurchase	1	—
Non-voting common stock, $0.0001 par value; authorized shares - 10,000,000 and none at September 30, 2021 and December 31, 2020, respectively; issued and outstanding shares - 3,629,400 and none at September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	145,099	11,708
Accumulated other comprehensive loss	(24)	—
Accumulated deficit	(33,424)	(14,400)
Total stockholders' equity (deficit)	111,652	(2,692)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$115,948	$56,238

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	Period from January 3, 2020 (Inception) through September 30,
(in thousands, except share and per share data)	2021	2020	2021	2020
Operating expenses:
Research and development	$4,093	$1,603	$13,406	$2,462
General and administrative	2,262	947	5,639	1,829
Total operating expenses	6,355	2,550	19,045	4,291
Loss from operations	(6,355)	(2,550)	(19,045)	(4,291)
Interest income, net	23	—	40	—
Other expense	(13)	—	(19)	—
Net loss	$(6,345)	$(2,550)	$(19,024)	$(4,291)

Net loss per share, basic and diluted	$(0.38)	$(0.66)	$(1.41)	$(1.13)

Weighted-average shares outstanding, basic and diluted	16,866,900	3,840,540	13,538,458	3,798,025

Comprehensive loss:
Net loss	$(6,345)	$(2,550)	$(19,024)	$(4,291)
Unrealized loss on short-term investments, net	10	—	(24)	—
Comprehensive loss	$(6,335)	$(2,550)	$(19,048)	$(4,291)